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                                                                      Exhibit 21

                    SUBSIDIARIES OF CROWN BOOKS CORPORATION

                                                                                                 State of Incorporation
                                                                                                 ----------------------
Crown Books West Corporation                                         (100%)                               Delaware
Crown Books East Corporation                                         (100%)                               Delaware
Crown Books National Corporation                                     (100%)                               Delaware
Crown DHC Corporation                                                (100%)                               Delaware
Super Crown Books Corporation                                        (100%)                               Delaware





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